UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2026

Eagle Nuclear Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-43162 (Commission File Number)	41-3113978 (I.R.S. Employer Identification No.)

5470 Kietzke Lane, Suite 300 Reno, NV (Address of principal executive offices)		89511 (Zip Code)

(775) 335-2029

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUCL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUCLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2026 (the “Effective Date”), Eagle Nuclear Energy Corp. (the “Company”) entered into a binding letter of intent (the “LOI”) with Noble Plains Uranium Corp., a company existing under the Business Corporations Act (British Columbia) (the “BCBCA”) whose common shares are listed on the TSX Venture Exchange (the “TSXV”) under the symbol “NOBL” (the “Target”), pursuant to which the Company, directly or through a wholly owned subsidiary, proposes to acquire all of the issued and outstanding common shares of the Target (the “Target Shares”) in exchange for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The proposed transaction (the “Transaction”) is expected to be implemented by way of a court-approved plan of arrangement under Division 5 of Part 9 of the BCBCA (the “Arrangement”), following which the Target would become a wholly owned subsidiary of the Company.

Binding and Non-Binding Terms. The LOI contains both binding and non-binding provisions. The provisions described below under “Due Diligence,” “Exclusivity,” “Break Fee,” “Bridge Loan” and “Other Binding Terms,” the provisions of the LOI establishing the Exchange Ratio (as defined below) and providing that it is fixed, together with the provisions of the LOI relating to access and interim conduct, regulatory cooperation, confidentiality, public announcements, expenses, termination and representations (collectively, the “Binding Provisions”), became legally binding on the Company and the Target upon execution of the LOI. All other provisions of the LOI, including the remaining terms described below under “Structure and Consideration” and those described under “Definitive Agreement and Closing Conditions,” are non-binding, set forth only the principal terms on which the parties intend to proceed, and remain subject to the negotiation and execution of a definitive arrangement agreement (the “Definitive Agreement”). As a Binding Provision, the parties have agreed to negotiate in good faith and use commercially reasonable efforts to execute the Definitive Agreement within 60 days after the Effective Date, subject to extension (the “Signing Deadline”). Except for the Binding Provisions, neither party is legally obligated to complete the Transaction unless and until the Definitive Agreement has been executed and delivered by both parties, and then only on the terms of the Definitive Agreement.

Structure and Consideration. Under the terms of the LOI, each Target Share outstanding immediately before the effective time of the Arrangement would be exchanged for a fixed number of shares of Common Stock (the “Exchange Ratio”) equal to an offer price of CAD $0.125 (the “Offer Price”) divided by the volume-weighted average trading price of the Common Stock on the Nasdaq Capital Market (“Nasdaq”) for the 20 consecutive trading days ending on the second trading day immediately before the Effective Date, converted into Canadian dollars at the daily exchange rate published by the Bank of Canada on the last day of that period. On that basis, the Exchange Ratio is [    ] shares of Common Stock for each Target Share. The Offer Price represents a premium of approximately 92% to the closing price of the Target Shares on the TSXV of CAD $0.065 on October 29, 2026. The Exchange Ratio is fixed and will not be adjusted for changes in the trading price of either company’s shares between the Effective Date and closing, other than customary adjustments for stock splits and similar events.

Outstanding Target stock options would be exchanged for replacement options to acquire Common Stock, and outstanding Target share purchase warrants would remain outstanding and become exercisable for Common Stock, in each case as adjusted by the Exchange Ratio. The aggregate number of shares of Common Stock issuable in the Transaction, including upon exercise of those options and warrants, is expected not to exceed 5,907,109 shares, or 19.9% of the Common Stock outstanding immediately before the Effective Date (the “Share Cap”). If the Exchange Ratio would result in the issuance of shares in excess of the Share Cap, the Exchange Ratio would not be reduced, and the Company would instead seek and obtain any stockholder approval required by Nasdaq Listing Rule 5635 or, at its option, satisfy the excess in cash, and any such stockholder approval would be a condition to closing in favor of the Target.

The parties intend that the shares of Common Stock issued in the Transaction would be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), following a hearing before the Supreme Court of British Columbia on the fairness of the Arrangement. If that exemption is unavailable, the Company may issue the shares under another available exemption or pursuant to a registration statement on Form S-4. The Company intends to apply to list the shares of Common Stock issuable in the Transaction on Nasdaq.

Due Diligence (Binding). The Company has 60 days from the Effective Date to complete its due diligence investigation of the Target, and the Target may conduct reciprocal due diligence on the Company during that period. Either party may terminate the LOI before the expiry of the due diligence period as a result of a fact, matter or circumstance that is, or would reasonably be expected to be, material and adverse to the other party (or, in the case of a termination by the Company, the Target’s mineral properties).

Definitive Agreement and Closing Conditions (Non-Binding). The parties intend to use commercially reasonable efforts to close the Transaction within 120 days after execution of the Definitive Agreement, and the Definitive Agreement is expected to provide for an outside date of 180 days after its execution, subject to extension by mutual written consent. Completion of the Transaction is expected to be subject to customary conditions, including approval of the Arrangement by the Target’s shareholders and the Supreme Court of British Columbia, any approval of the Company’s stockholders required under the rules of Nasdaq, approval of the listing of the shares of Common Stock on Nasdaq, and the receipt of applicable stock exchange, regulatory and third-party approvals.

Exclusivity (Binding). The Target has agreed that, for a period of 60 days after the Effective Date (subject to extension) (the “Exclusivity Period”), it will not, and will cause its subsidiaries and representatives not to, solicit, encourage, negotiate or enter into any agreement relating to an alternative acquisition, business combination or similar transaction, and will notify the Company within 24 hours of any such inquiry, proposal or offer.

Break Fee (Binding). The Target will pay the Company a fee of US$400,000 (the “Break Fee”) in specified circumstances, including if the Target terminates the LOI for convenience, if the Company terminates the LOI as a result of the Target’s material breach of its exclusivity obligations or representations, if the Target enters into a definitive agreement for an alternative transaction during the Exclusivity Period or within three months after certain terminations, or if the Target fails to execute the Definitive Agreement by the Signing Deadline. The Company will pay the Break Fee to the Target if the Company terminates the LOI for convenience, if the Target terminates the LOI as a result of the Company’s material breach of its representations, or if the Company fails to execute the Definitive Agreement by the Signing Deadline, in each case subject to the terms of the LOI. The Company will not be required to pay the Break Fee if it terminates the LOI before the expiry of the due diligence period as a result of a material adverse diligence finding.

Bridge Loan (Binding). Under the LOI, the Company has agreed to make available to the Target a secured loan in a maximum principal amount of CAD $500,000 (the “Bridge Loan”). The terms and conditions of the Bridge Loan, including its interest rate, availability period, maturity, repayment terms, events of default and security, will be set forth in definitive credit and security documentation (the “Bridge Loan Documents”), which the Company and the Target intend to negotiate and enter into following the Effective Date. The Bridge Loan Documents have not been entered into as of the date of this Current Report on Form 8-K, and no amounts have been advanced under the Bridge Loan. Upon the satisfaction or waiver by the Company of the conditions to be set forth in the Bridge Loan Documents, including the valid creation and perfection of the related security, the Company will advance CAD $150,000 of the Bridge Loan, and the remaining CAD $350,000 will be advanced upon execution and delivery of the Definitive Agreement by both parties. Upon termination of the LOI or the Definitive Agreement, the Bridge Loan will become due and payable within six months after the date of termination.

Other Binding Terms. The Company has agreed to bear the costs of preparing any technical report summary or other mineral property disclosure required under Subpart 1300 of Regulation S-K, and of any incremental audit, review or pro forma financial statement work required for the Company’s filings with the Securities and Exchange Commission (the “SEC”), to reimburse the Target for its reasonable out-of-pocket costs in respect thereof whether or not the Transaction is completed, and to indemnify the Target and its directors, officers and qualified persons in respect of such disclosure. The LOI also contains customary representations, interim operating covenants of the Target and confidentiality obligations. Unless earlier terminated, the LOI will terminate on the Signing Deadline if the Definitive Agreement has not been executed by that time. The LOI is governed by the laws of the Province of British Columbia.

There can be no assurance that the parties will enter into the Definitive Agreement or that the Transaction will be completed on the terms described above or at all. The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, without limitation, statements regarding the Transaction and the Arrangement, including the expected terms, structure and timing thereof; the Exchange Ratio and the number of shares of Common Stock expected to be issued in the Transaction; the negotiation and execution of the Definitive Agreement and the Bridge Loan Documents; the completion of the Company’s due diligence investigation of the Target; the expected availability of the exemption from registration under Section 3(a)(10) of the Securities Act; the satisfaction of the conditions to closing of the Transaction, including the receipt of shareholder, court, stock exchange and regulatory approvals; the listing of the shares of Common Stock issuable in the Transaction on Nasdaq; and the anticipated benefits of the Transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.

Actual results may differ from the Company’s expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to: (i) the risk that the parties do not enter into the Definitive Agreement by the Signing Deadline or at all, or that the terms of the Definitive Agreement differ from those described in the LOI; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the LOI or the Definitive Agreement, including as a result of the Company’s or the Target’s due diligence investigation, and the risk that the Company may be required to pay the Break Fee; (iii) the risk that the Transaction or the Arrangement is delayed or not completed at all, including as a result of the failure to obtain the approval of the Target’s shareholders, the Supreme Court of British Columbia, the TSXV, Nasdaq or any required approval of the Company’s stockholders, or to receive other required regulatory or third-party approvals; (iv) the risk that the exemption from registration under Section 3(a)(10) of the Securities Act is unavailable; (v) the risk that the Bridge Loan Documents are not entered into, or that the Target is unable to repay amounts advanced under the Bridge Loan; (vi) the risk that the fixed Exchange Ratio results in the Company issuing shares with a value greater than anticipated as a result of changes in the trading price of the Common Stock; (vii) dilution to the Company’s existing stockholders from the issuance of shares of Common Stock in the Transaction; (viii) costs relating to the Transaction, including costs of preparing mineral property and financial statement disclosure; (ix) the Company’s ability to successfully integrate the Target and realize the anticipated benefits of the Transaction; (x) the risk that the Company will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (xi) changes in the markets in which the Company competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (xii) adverse market or capital-markets conditions; and (xiii) other factors detailed in the Company’s public filings with the SEC, including the disclosures under the heading “Risk Factors” in the Company’s registration statement on Form S-1 originally filed by the Company with the SEC on March 19, 2026, and any amendments or supplements thereto, and those discussed and identified in other filings the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein. The forward-looking statements made in this Current Report on Form 8-K relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law.

Item 7.01. Regulation FD Disclosure.

On November 4, 2026, the Company and the Target each issued a press release announcing the entry into the LOI (the “Company Press Release” and the “Target Press Release,” respectively, and together, the “Press Releases”). A copy of the Company Press Release is furnished as Exhibit 99.1, and a copy of the Target Press Release is furnished as Exhibit 99.2, to this Current Report on Form 8-K..

The information in Item 7.01 of this Current Report on Form 8-K, including the Press Releases furnished as Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Binding Letter of Intent, dated October 30, 2026, between Eagle Nuclear Energy Corp. and Noble Plains Uranium Corp.
99.1	Press Release of Eagle Nuclear Energy Corp., dated November 4, 2026
99.2	Press Release of Noble Plains Uranium Corp., dated November 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE NUCLEAR ENERGY CORP.

Date: November 4, 2026	/s/ Manavdeep Mukhija
Name: Manavdeep Mukhija
Title: Chief Executive Officer and Chairman